Financial Results and Supplemental Information SECOND QUARTER 2026 August 5, 2026 Exhibit 99.2 24225 W. Lorenzo Road Wilmington, IL

2 Table of Contents 3 Second Quarter Highlights and Full Year Guidance 8 Financial Information 17 Portfolio Information 30 Appendix 39 Warning Concerning Forward-Looking Statements SVC Nasdaq Listed Trading Symbol: Common Shares: SVC Investor Relations Contact: Kevin Barry, Senior Director (617) 796-8232 ir@svcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 www.svcreit.com All amounts in this presentation are unaudited. After the close of trading on July 6, 2026, SVC effected a 1-for-5 reverse share split of its then issued and outstanding common shares. All impacted amounts and share information included herein have been retroactively adjusted, as if such reverse share split occurred on the first day of the first period presented. Additional information and reconciliations of Non-GAAP Financial Measures to amounts determined in accordance with U.S. GAAP appear in the Appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

3RETURN TO TABLE OF CONTENTS Second Quarter Highlights and Full Year Guidance

4RETURN TO TABLE OF CONTENTS Newton, MA (August 5, 2026): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended June 30, 2026. Distribution: SVC declared a quarterly distribution on its common shares of $0.05 per share to shareholders of record as of the close of business on July 20, 2026. This distribution will be paid on or about August 13, 2026. Conference Call: A conference call to discuss SVC’s second quarter results will be held on Thursday, August 6, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 6161970. A live audio webcast of the conference call will also be available in a listen only mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s second quarter conference call are strictly prohibited without the prior written consent of SVC. About Service Properties Trust: SVC is a real estate investment trust, or REIT, with $9.7 billion invested in two asset categories: service- focused retail net lease properties and hotels. As of June 30, 2026, SVC owned 745 service-focused retail net lease properties with over 13.5 million square feet throughout the United States and 93 hotels with over 21,000 guest rooms throughout the United States, including Puerto Rico, and Canada. SVC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of June 30, 2026, and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces Second Quarter 2026 Financial Results “SVC’s second quarter results demonstrate continued momentum in repositioning SVC and strengthening the company’s cash flows through our active asset management and capital markets initiatives. Operationally, our net lease portfolio grew Cash Basis NOI by 2.2% year over year, and our Retained Hotels increased RevPAR by 6.6% and hotel EBITDA by 4.2%, reflecting the increasing benefits of recently completed renovations. Overall, the portfolio generated second quarter Normalized FFO of $0.43 per share and Adjusted EBITDAre of $146 million. Additionally, we continued to advance our disciplined capital recycling strategy. Since the beginning of the second quarter, we sold 20 properties totaling approximately $31.6 million, including 19 retail net lease properties and one hotel. Combined with the successful common share offering completed during the quarter, we redeemed $550 million of senior notes and currently have no borrowings under our $650 million revolving credit facility. Looking ahead to the second half of 2026, we remain focused on continued performance improvement of our hotel properties, geared toward improving cash flow and creating value for our shareholders.” Christopher Bilotto President and Chief Executive Officer

5RETURN TO TABLE OF CONTENTS Second Quarter 2026 Highlights Financial Results • Net loss of $223.8 million, or $1.75 per common share. ◦ Net loss for the quarter includes a $189.1 million, or $1.48 per common share, loss on asset impairment related to certain hotels being marketed for sale. • Normalized FFO of $55.0 million, or $0.43 per common share. • Adjusted EBITDAre of $145.8 million. Portfolio Update • Net lease NOI of $94.9 million, an increase of 1.4% year over year. • Net lease occupancy of 96.6%. • Net lease rent coverage of 2.09x. • Hotel RevPAR for our Retained Hotels was $134.53, a 6.6% increase year over year. • Adjusted Hotel EBITDA for our Retained Hotels was $56.9 million, an increase of 4.2% year over year. Update on Hotel Sales • Since July 1, 2026, sold one hotel with 133 keys for $18.4 million. • Under contract or terms agreed to sell 13 hotels with a total of 2,589 keys for a combined sales price of $98.4 million with closings expected to occur in Q3 and Q4 2026. • Marketing for sale one additional hotel with 300 keys. Investment Activity Second Quarter Activity: • Sold 17 net lease properties with a total of 111,345 square feet for a combined sales price of $12.2 million. • Invested $30.5 million in capital expenditures. • Acquired one net lease property with 3,200 square feet for a purchase price of $1.8 million, a weighted average lease term of 15.0 years and rent coverage of 2.04x. Since July 1, 2026: • Under agreement to acquire five net lease properties with a total of 47,921 square feet for a combined purchase price of $14.2 million. • Sold two net lease properties with a total of 11,220 square feet for a combined sales price of $1.1 million. Note: All purchases and sales prices referenced in the highlights exclude closing costs.

6RETURN TO TABLE OF CONTENTS Second Quarter 2026 Highlights (Continued) Financing & Liquidity Second Quarter Activity: • Raised $541.8 million of net proceeds in an underwritten public offering of common shares. • Redeemed all $450.0 million of 5.50% senior guaranteed unsecured notes due 2027 for a redemption price equal to the principal amount plus accrued interest and the make whole amount of $7.2 million, using the net proceeds from the common share offering. • Redeemed all $100.0 million of 4.95% senior unsecured notes due 2027 for a redemption price equal to the principal amount plus accrued interest and the make whole amount of $0.2 million, using the net proceeds from the common share offering and cash on hand. Since July 1, 2026: • After the close of trading on July 6, 2026, SVC effected a 1-for-5 reverse share split of its then issued and outstanding common shares. • As of August 5, 2026, SVC has no amounts outstanding under its $650 million revolving credit facility. Grand Prairie, TX Conway, AZ

7RETURN TO TABLE OF CONTENTS Full Year 2026 Guidance (amounts in thousands, except RevPAR, share amounts and per share data) Current Full Year 2026 Guidance (1) Low End High End Total RevPAR $ 108.00 $ 113.00 Hotel EBITDA $ 124,000 $ 144,000 Net Lease NOI $ 380,000 $ 386,000 Adjusted EBITDAre $ 500,000 $ 520,000 Normalized FFO $ 124,000 $ 144,000 Normalized FFO Per Common Share (2) $ 1.20 $ 1.35 Total Capital Expenditures $ 120,000 $ 140,000 Current full year 2026 guidance is based in part on the following assumptions: • Mid-point general and administrative expense of approximately $40,000. • Mid-point interest expense of $360,000. • Estimated displacement from hotel renovations of approximately $12,000. • Weighted average shares of approximately 105,200,000. • No hotel acquisitions. • Two hotels sold in 2026 for $25,450. • Net lease acquisitions of approximately $25,000. • Net lease dispositions of approximately $25,000. (1) SVC does not provide a reconciliation of non-GAAP measures that it discloses as part of its full year guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts, or at all, including, most notably, loss on impairment of real estate assets, gain or loss on sale of real estate, loss on early extinguishment of debt and equity in net earnings of investees. These items that would be contained in the most comparable GAAP measures are not indicative of SVC’s ongoing operations, are uncertain, depend on various factors, and could have a material impact on SVC’s GAAP results for the guidance period. (2) Share and per share amounts for the current full year 2026 guidance have been retroactively adjusted to reflect the 1-for-5 reverse share split effective after the close of trading on July 6, 2026. Royal Sonesta Chicago Riverfront Chicago, IL

8RETURN TO TABLE OF CONTENTS Financial Information

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Selected Income Statement Data:					
Total revenues	$ 420,974	$ 364,451	$ 397,453	$ 478,770	$ 503,436
Net loss	$ (223,838)	$ (151,178)	$ (782)	$ (46,945)	$ (38,159)
FFO	$ 43,942	$ (47,327)	$ 18,473	$ 30,432	$ 55,863
Normalized FFO	$ 55,024	$ 7,445	$ 27,535	$ 33,910	$ 57,603
CAD	$ 42,451	$ 295	$ (62,293)	$ (13,024)	$ 17,919
Rolling four quarter CAD	$ (32,571)	$ (57,103)	$ (90,936)	$ (82,955)	$ (105,875)
Adjusted EBITDAre	$ 145,841	$ 107,452	$ 125,643	$ 145,018	$ 163,776
Per Common Share Data (basic and diluted):					
Net loss	$ (1.75)	$ (4.54)	$ (0.02)	$ (1.41)	$ (1.15)
FFO	$ 0.34	$ (1.42)	$ 0.56	$ 0.92	$ 1.69
Normalized FFO	$ 0.43	$ 0.22	$ 0.83	$ 1.02	$ 1.74
CAD	$ 0.33	$ 0.01	$ (1.87)	$ (0.39)	$ 0.54
Rolling four quarter CAD	$ (0.57)	$ (1.72)	$ (2.73)	$ (2.50)	$ (3.19)
Dividend Data:					
Annualized dividends paid per share during the period	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.20
Annualized dividend yield (at end of period)	2.4 %	2.9 %	2.2 %	1.5 %	1.7 %
Annualized Normalized FFO payout ratio	11.6 %	25.0 %	5.9 %	5.0 %	2.9 %
Rolling four quarter CAD payout ratio [1]	(35.1)%	(11.8)%	(7.3)%	(8.0)%	(6.3)%
Selected Balance Sheet Data:					
Total gross assets	$ 8,414,037	$ 8,625,542	$ 9,001,105	$ 9,912,215	$ 10,198,221
Total assets	$ 5,838,485	$ 6,081,625	$ 6,491,580	$ 6,980,324	$ 6,932,512
Total liabilities	$ 5,032,030	$ 5,587,889	$ 5,845,456	$ 6,332,416	$ 6,236,568
Total shareholders' equity	$ 806,455	$ 493,736	$ 646,124	$ 647,908	$ 695,944

	As of 6/30/2026
Capitalization:	
Total common shares (at end of period)	129,527,433
Closing price (at end of period)	$ 8.45
Equity market capitalization (at end of period)	$ 1,094,507
Debt (principal balance)	4,723,321
Total market capitalization	$ 5,817,828
Liquidity:	
Cash and cash equivalents	$ 5,511
Available borrowings under secured revolving credit facility [2]	625,000
Available borrowings under secured variable funding note [3]	–
Total liquidity	$ 630,511

(1) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per the average common shares outstanding over the same period.
(2) Availability under SVC's revolving credit facility is subject to meeting ongoing minimum performance and market values of the collateral properties, satisfying certain financial covenants and other credit facility conditions.
(3) As of June 30, 2026, SVC was fully drawn on its $45,000 variable funding note, or the VFN.

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10RETURN TO TABLE OF CONTENTS Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Revenues: Hotel operating revenues $ 320,071 $ 404,405 $ 584,646 $ 739,368 Rental income (1) 100,903 99,031 200,779 199,247 Total revenues 420,974 503,436 785,425 938,615 Expenses: Hotel operating expenses (2) 264,654 328,913 507,298 634,753 Net lease operating expenses 6,046 5,439 13,486 11,067 Depreciation and amortization 77,083 75,030 152,926 164,130 General and administrative 11,093 10,218 19,889 19,774 Transaction related costs (3) 463 1,345 2,972 1,456 Loss on asset impairment (4) 189,097 17,654 217,192 54,721 Total expenses 548,436 438,599 913,763 885,901 (Loss) gain on sale of real estate, net (5) (383) (156) 972 590 Interest income 1,165 822 2,108 2,071 Interest expense (including amortization of debt issuance costs, discounts and premiums of $18,822, $9,900, $37,671 and $18,580, respectively) (87,655) (102,679) (184,202) (204,196) Loss on early extinguishment of debt, net (6) (9,383) — (61,254) — Loss before income tax benefit (expense) and equity in losses of an investee (223,718) (37,176) (370,714) (148,821) Income tax benefit (expense) 132 (457) (1,049) (1,300) Equity in losses of an investee (252) (526) (3,253) (4,473) Net loss $ (223,838) $ (38,159) $ (375,016) $ (154,594) Weighted average common shares outstanding (basic and diluted) 128,085 33,148 80,944 33,135 Net loss per common share (basic and diluted) $ (1.75) $ (1.15) $ (4.63) $ (4.67) (amounts in thousands, except per share data) Condensed Consolidated Statements of Income (Loss) See accompanying notes on page 35.

11RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets June 30, December 31, 2026 2025 ASSETS Real estate properties: Land $ 1,730,113 $ 1,750,799 Buildings, improvements and equipment 5,861,871 6,198,233 Total real estate properties, gross 7,591,984 7,949,032 Accumulated depreciation (2,432,406) (2,442,966) Total real estate properties, net 5,159,578 5,506,066 Acquired real estate leases and other intangibles, net 92,320 100,044 Assets of properties held for sale 121,977 94,366 Cash and cash equivalents 5,511 346,813 Restricted cash 23,165 25,275 Equity method investment 108,486 111,796 Due from related persons 17,749 241 Other assets, net 309,699 306,979 Total assets $ 5,838,485 $ 6,491,580 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured debt, net $ 1,702,603 $ 3,233,683 Secured debt, net 2,876,434 2,100,745 Accounts payable and other liabilities 437,188 458,908 Due to related persons 12,644 46,791 Liabilities of properties held for sale 3,161 5,329 Total liabilities 5,032,030 5,845,456 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value; 900,000,000 and 200,000,000 shares authorized, respectively; 129,527,433 and 33,614,025 shares issued and outstanding, respectively 1,295 336 Additional paid in capital 5,107,313 4,564,716 Cumulative other comprehensive income 2,011 2,068 Cumulative net income 1,617,637 1,992,653 Cumulative common distributions (5,921,801) (5,913,649) Total shareholders’ equity 806,455 646,124 Total liabilities and shareholders’ equity $ 5,838,485 $ 6,491,580 (dollars in thousands, except per share data) Sonesta Fort Lauderdale Beach Fort Lauderdale, FL

Debt Summary

SERVICE PROPERTIES TRUST

As of June 30, 2026
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:					
$45,000 variable funding note [1]	5.484 %	$ 45,000	1/27/27	$ 45,000	0.6
$650,000 revolving credit facility [2][3][4]	6.430 %	25,000	6/29/27	25,000	1.0
Subtotal / weighted average	5.822 %	70,000		70,000	0.7
Secured Fixed Rate Debt:					
Senior secured notes due 2027 [5][6]	0.000 %	580,155	9/30/27	580,155	1.3
Series 2023-1 net lease mortgage notes [7]	5.600 %	603,675	2/20/28	600,576	1.6
Series 2026-1 net lease mortgage notes [7]	5.960 %	744,491	3/20/31	734,982	4.7
Senior secured notes due 2031 [6][8]	8.625 %	1,000,000	11/15/31	1,000,000	5.4
Subtotal / weighted average	5.615 %	2,928,321		2,915,713	3.6
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2028	3.950 %	400,000	1/15/28	400,000	1.6
Senior unsecured notes due 2029	4.950 %	425,000	10/1/29	425,000	3.3
Senior unsecured notes due 2030	4.375 %	400,000	2/15/30	400,000	3.6
Senior unsecured notes due 2032 [6]	8.875 %	500,000	6/15/32	500,000	6.0
Subtotal / weighted average	5.722 %	1,725,000		1,725,000	3.7
Total / weighted average	5.657 %	$ 4,723,321		$ 4,710,713	3.6

(1) The VFN is secured by the 471 net lease properties and certain cash proceeds that secure SVC's net lease mortgage notes (see Note 7). SVC is required to pay interest on drawings under the VFN at a rate of SOFR plus a premium of 175 basis points per annum and an unused commitment fee of 50 basis points per annum on undrawn amounts. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of the VFN by one year.
(2) SVC is required to pay interest at a rate of SOFR plus a premium, which was 275 basis points per annum as of June 30, 2026. SVC also pays an unused commitment fee of 20 to 30 basis points per annum based on amounts outstanding under its revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of its revolving credit facility by two additional six-month periods.
(3) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 55 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its revolving credit facility.
(4) As of August 5, 2026, SVC has no amounts outstanding under its revolving credit facility.
(5) No cash interest will accrue on these senior secured notes prior to maturity. The accreted value of these senior secured notes will increase at a rate of 7.50% per annum compounded semiannually on March 30 and September 30 of each year, such that the accreted value will equal the principal amount at maturity. These notes are secured by first-priority liens on the equity interests of subsidiaries owning 36 travel centers leased to TravelCenters of America Inc., or TA, pursuant to one master lease.
(6) These notes are guaranteed by certain of SVC's subsidiaries.
(7) These notes are secured by 471 net lease properties and certain cash proceeds and are prepayable without penalty 24 months prior to the expected maturity dates.
(8) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 70 travel centers leased to TA pursuant to two master leases.

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Debt Maturity Schedule

SERVICE PROPERTIES TRUST

As of June 30, 2026

(dollars in thousands)


$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$2,000
$3,996
$580,155
$70,000
$602,775
$400,000
$2,038
$425,000
$2,038
$400,000
$735,319
$1,000,000
$500,000
2026
2027
2028
2029
2030
2031
2032
Unsecured Fixed Rate Debt
Senior Secured Fixed Rate Debt (2)
Secured Floating Rate Debt (1)
Net Lease Mortgage Notes (3)

Secured vs. Unsecured Debt


Unsecured 36.5%
Secured 63.5%

(1) As of June 30, 2026, SVC had $25,000 outstanding under its $650,000 revolving credit facility and $45,000 outstanding under the VFN. As of August 5, 2026, SVC has no amounts outstanding under its revolving credit facility.

(2) SVC has a one-time option to extend the maturity date of its $580,155 of senior secured notes due 2027 by one year to September 30, 2028, subject to satisfaction of certain conditions and the payment of an extension fee. If SVC exercises this option, interest payments will be due semi-annually during the extension period at an initial interest rate of 7.50% per annum, which interest rate will increase periodically by 25 basis points.

(3) SVC's net lease mortgage notes due 2028 and 2031 are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity dates.

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Leverage Ratios, Coverage Ratios and Debt Covenants

SERVICE PROPERTIES TRUST

(dollars in thousands)

	As of and for the Trailing Twelve Months Ended				
	6/30/2026	3/31/2026 (1)	12/31/2025 (2)	9/30/2025 (3)	6/30/2025
Leverage Ratios:					
Net debt / total gross assets (4)	56.1 %	54.3 %	59.0 %	57.9 %	56.5 %
Net debt / gross book value of real estate assets(4) and cash and cash equivalents	60.1 %	57.9 %	62.9 %	61.6 %	60.0 %
Secured debt / total assets	51.1 %	48.7 %	47.4 %	34.9 %	25.0 %
Variable rate debt / net debt	1.5 %	1.0 %	0.9 %	2.6 %	2.5 %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDAre / rolling four-quarter interest expense	1.3x	1.3x	1.3x	1.4x	1.4x
Net debt / rolling four-quarter Adjusted EBITDAre	9.0x	8.6x	9.4x	10.0x	10.2x

	As of and for the Trailing Twelve Months Ended				
	6/30/2026	3/31/2026 (1)	12/31/2025 (2)	9/30/2025 (3)	6/30/2025
Senior Note Debt Covenants:					
Maintenance Covenant:					
Total unencumbered assets / unsecured debt - required minimum 150%	281.5 %	283.8 %	218.7 %	202.6 %	190.0 %
Incurrence Covenants:					
Total debt / adjusted total assets - allowable maximum 60.0%	53.7 %	53.1 %	58.7 %	57.5 %	55.9 %
Secured debt / adjusted total assets - allowable maximum 40.0%	34.1 %	33.6 %	33.2 %	23.9 %	16.8 %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.74x	1.75x	1.59x	1.56x	1.49x
Total unencumbered assets in guarantor subsidiaries / senior guaranteed unsecured debt - required minimum 2.2x	9.08x	9.17x	4.92x	3.84x	4.51x



Centennial, CO

(1) Proforma for the redemptions of $450,000 of 5.50% senior guaranteed unsecured notes due 2027 redeemed in April 2026 and $100,000 of 4.95% senior unsecured notes due 2027 redeemed in May 2026.
(2) Proforma for the redemption of $300,000 of 4.95% senior unsecured notes due 2027 redeemed in January 2026, and the issuance of $745,000 of net lease mortgage notes and the redemption of $700,000 of 8.375% senior guaranteed unsecured notes due 2029 in March 2026.
(3) Proforma for the redemption of $450,000 of 4.75% senior unsecured notes due 2026 redeemed in October 2025.
(4) Total gross assets and gross book value of real estate assets includes assets of properties held for sale.

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15RETURN TO TABLE OF CONTENTS For the Three Months Ended 6/30/2026 3/31/2026 12/31/2025 9/30/2025 6/30/2025 Hotel capital improvements $ 16,253 $ 15,403 $ 92,971 $ 41,632 $ 36,727 Lease related costs 1,839 1,194 2,193 538 275 Recurring capital expenditures 18,092 16,597 95,164 42,170 37,002 Redevelopment and other activities 10,242 3,758 9,953 3,241 1,109 FF&E Reserve fundings (1) 2,129 1,189 1,312 1,576 1,124 Total capital improvements & FF&E Reserve fundings $ 30,463 $ 21,544 $ 106,429 $ 46,987 $ 39,235 (dollars in thousands) Capital Expenditures Summary Royal Sonesta Kaua’i Resort Lihue, HI (1) Includes capital expenditures funded from SVC’s FF&E Reserve.

Property Acquisitions and Dispositions

Since January 1, 2026
(dollars in thousands, except per room or suite data)

ACQUISITIONS:

Quarter Acquired	Number of Properties	Property Type	Number of Brands	Square Footage	Purchase Price [1]	Purchase Price per Square Foot	Weighted Average Cash Cap Rate	Weighted Average GAAP Cap Rate	Weighted Average Lease Term [2]	Average Rent Coverage
Q1 2026	3	Net Lease	2	8,788	$ 7,398	$ 842	8.0 %	8.9 %	15.6	4.17x
Q2 2026	1	Net Lease	1	3,200	1,776	555	7.6 %	8.4 %	15.0	2.04x
Total	4		3	11,988	$ 9,174	$ 765	7.9 %	8.8 %	15.5	3.77x

DISPOSITIONS:

Quarter Disposed	Number of Properties	Property Type	Brand	Location	Square Footage / Rooms or Suites	Sales Price [1]	Average Sales Price per Square Foot / Room or Suite
Q1 2026	1	Net Lease	Vacant	TN	2,510	$ 610	$ 243
	1	Net Lease	Heartland Dental	FL	2,202	675	307
	1	Hotel	Sonesta Simply Suites®	MA	133	7,100	53,383
Q2 2026	17	Net Lease	Vacant	Various	111,345	12,190	109
Q3 2026 [3]	1	Hotel	Sonesta ES Suites®	MA	133	18,350	137,970
	1	Net Lease	Vacant	IL	6,900	386	56
	1	Net Lease	Heartland Dental	OH	4,320	690	160
Total	23				127,277 / 266	$ 40,001	$114 / $95,677

(1) Represents gross purchase price and cash sales price and excludes closing related costs.
(2) The average lease term is weighted based on annual GAAP rent.
(3) Q3 2026 data represents acquisitions and dispositions through August 3, 2026.

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17RETURN TO TABLE OF CONTENTS Portfolio Information

18RETURN TO TABLE OF CONTENTS Portfolio Composition Net Lease Properties 52.1% Hotels 47.9% Number of Properties Net Lease Properties 745 Net lease square feet 13,553,509 Hotel Properties 93 Average net lease property size 18,193 sq. ft. Total Properties 838 Number of hotel rooms 21,110 Average hotel property size 227 rooms Investments Diversification Facts Net Lease Properties $ 5,069,673 Tenants 185 Hotels 4,654,831 Operators 4 Total Investments $ 9,724,504 Brands 149 Industries 22 States 46 Geographical Diversification CA 12% TX 7% FL 7% IL 6% GA 6% OH 5% AZ 4% LA 3% PA 3% CO 2% Other 45% (36 States, DC, PR, ON) Portfolio Summary As of June 30, 2026 (dollars in thousands) (1) Based on investment. (1) (1) Royal Sonesta New Orleans New Orleans, LA

SERVICE PROPERTIES TRUST

Consolidated Portfolio Diversification by Industry

As of June 30, 2026
(dollars in thousands)

	Industry	No. of Properties	Rooms / Square Footage		Investments	Percent of Total Investment
1.	Hotels	93	21,110	$	4,654,831	47.9%
2.	Travel Centers	178	5,099,794		3,311,787	34.1%
3.	Restaurants - Quick Service	211	653,991		297,129	3.1%
4.	Restaurants - Casual Dining	58	499,135		207,505	2.1%
5.	Health and Fitness	15	969,041		204,048	2.1%
6.	Movie Theaters	14	747,904		134,514	1.4%
7.	Grocery Stores	19	1,020,819		129,152	1.3%
8.	Automotive Equipment and Services	65	466,692		109,145	1.1%
9.	Home Goods and Leisure	14	542,666		98,242	1.0%
10.	Medical, Dental Office	55	283,307		80,117	0.8%
11.	Automotive Dealers	8	177,433		62,656	0.6%
12.	General Merchandise Stores	4	381,193		56,570	0.6%
13.	Entertainment	3	164,113		51,473	0.5%
14.	Educational Services	5	137,412		39,921	0.4%
15.	Car Washes	7	55,951		36,125	0.4%
16.	Building Materials	30	488,885		35,554	0.4%
17.	Sporting Goods	4	184,255		29,386	0.3%
18.	Miscellaneous Manufacturing	5	538,932		24,355	0.3%
19.	Dollar Stores	7	72,052		10,253	0.1%
20.	Drug Stores and Pharmacies	3	32,036		9,699	0.1%
21.	Legal Services	3	17,029		7,609	0.1%
22.	Other	12	288,006		68,532	0.6%
23.	Vacant	25	732,863		65,901	0.7%
	Total	838	21,110 / 13,553,509	$	9,724,504	100.0%


PETRO
PETRO
Wilmington, IL


MESA
MESA FITNESS
SPA
Grand Junction, CO

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19

20RETURN TO TABLE OF CONTENTS Investments State Total Property Count Net Lease Count Hotel Count Total % of Total Net Lease Net Lease % of Total Hotel Hotel % of Total California 41 22 19 $ 1,160,385 11.9% $ 273,065 5.4% $ 887,320 19.1 % Texas 61 56 5 717,744 7.4% 516,496 10.2% 201,248 4.3 % Florida 51 44 7 713,574 7.3% 255,859 5.0% 457,715 9.8 % Illinois 57 53 4 614,860 6.3% 282,739 5.6% 332,121 7.1 % Georgia 76 69 7 530,279 5.5% 266,217 5.3% 264,062 5.7 % Ohio 39 36 3 443,971 4.6% 320,964 6.3% 123,007 2.6 % Arizona 28 23 5 350,144 3.6% 246,869 4.9% 103,275 2.2 % Louisiana 13 12 1 342,669 3.5% 131,705 2.6% 210,964 4.5 % Pennsylvania 28 27 1 283,367 2.9% 200,037 3.9% 83,330 1.8 % Colorado 11 9 2 247,102 2.5% 120,133 2.4% 126,969 2.7 % Top 10 405 351 54 5,404,095 55.5% 2,614,084 51.6% 2,790,011 59.8 % Other (1) 433 394 39 4,320,409 44.5% 2,455,589 48.4% 1,864,820 40.2 % Total 838 745 93 $ 9,724,504 100.0% $ 5,069,673 100.0% $ 4,654,831 100.0% (1) Consists of properties in 36 different states, the District of Columbia, San Juan, Puerto Rico and Ontario, Canada with an average investment of $9,978 per property. Consolidated Portfolio by Geographic Diversification As of June 30, 2026 (dollars in thousands) Hammond, IN

21RETURN TO TABLE OF CONTENTS For the Three Months Ended For the Six Months Ended 6/30/2026 3/31/2026 12/31/2025 9/30/2025 6/30/2025 6/30/2026 6/30/2025 Calculation of NOI: Rental income (GAAP) (1) $ 100,903 $ 99,876 $ 100,994 $ 101,194 $ 99,031 $ 200,779 $ 199,247 Net lease operating expenses (GAAP) 6,046 7,440 5,294 5,236 5,439 13,486 11,067 NOI $ 94,857 $ 92,436 $ 95,700 $ 95,958 $ 93,592 $ 187,293 $ 188,180 Reconciliation of Cash Basis NOI: NOI $ 94,857 $ 92,436 $ 95,700 $ 95,958 $ 93,592 $ 187,293 $ 188,180 Less: Non-cash revenues 1,808 1,360 2,334 2,143 2,568 3,168 6,336 Cash Basis NOI $ 93,049 $ 91,076 $ 93,366 $ 93,815 $ 91,024 $ 184,125 $ 181,844 Calculation and Reconciliation of NOI and Cash Basis NOI for Net Lease Properties (amounts in thousands) See accompanying notes on page 35. Saint Augustine, FL

Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of June 30, 2026
(dollars in thousands)

	Brand	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America Inc.	131	3,683,923	$ 2,254,950	44.5 %	$ 183,936	46.4 %	1.34x (1)
2.	Petro Stopping Centers	44	1,367,802	1,015,156	20.0 %	85,611	21.6 %	1.34x (1)
3.	The Great Escape	14	542,666	98,242	1.9 %	7,711	1.9 %	4.00x
4.	Life Time Fitness	3	420,335	92,617	1.8 %	6,347	1.6 %	3.28x
5.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	6,223	1.6 %	2.75x
6.	Express Oil Change	23	83,825	49,724	1.0 %	4,088	1.0 %	5.24x
7.	Pizza Hut	43	174,616	51,512	1.0 %	4,068	1.0 %	2.24x
8.	Norms	10	63,490	53,673	1.1 %	3,498	0.9 %	3.55x
9.	America's Auto Auction	6	72,338	38,314	0.8 %	3,457	0.9 %	10.19x
10.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,345	0.8 %	3.11x
11.	Heartland Dental	44	145,410	37,195	0.7 %	3,308	0.8 %	5.53x
12.	AMC Theatres	5	251,166	57,451	1.1 %	3,132	0.8 %	2.19x
13.	Fleet Farm	1	218,248	37,802	0.7 %	2,894	0.7 %	2.28x
14.	Big Al's	2	111,912	35,214	0.7 %	2,569	0.6 %	0.66x
15.	Martin's	16	81,909	32,017	0.6 %	2,477	0.6 %	1.21x
16.	Burger King	19	61,677	35,184	0.7 %	2,391	0.6 %	3.23x
17.	Mister Car Wash	5	41,456	28,658	0.6 %	2,349	0.6 %	4.15x
18.	B&B Theatres	4	261,300	37,619	0.7 %	2,260	0.6 %	0.76x
19.	Popeye's	20	45,708	28,434	0.6 %	2,070	0.5 %	4.57x
20.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,954	0.5 %	1.30x
21.	Hardee's	15	49,958	25,025	0.5 %	1,792	0.5 %	1.79x
22.	Church's Chicken	32	43,399	26,326	0.5 %	1,783	0.4 %	3.02x
23.	KinderCare	3	61,276	22,041	0.4 %	1,760	0.4 %	1.99x
24.	Regal Cinemas	4	186,406	29,659	0.6 %	1,758	0.4 %	2.40x
25.	United Supermarkets	6	236,178	26,121	0.5 %	1,757	0.4 %	3.92x
26.	Other (2)	283	4,604,056	798,901	15.9 %	54,031	13.9 %	4.09x
	Total	745	13,553,509	$ 5,069,673	100.0 %	$ 396,569	100.0 %	2.09x


TA
Seymour, IN

(1) See Note 1 on page 24 regarding TA rent coverage.
(2) Consists of 115 distinct brands with an average investment of $2,823 per property and an average annual minimum rent of $191 per property.

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22

Net Lease Portfolio by Industry

As of June 30, 2026
(dollars in thousands)

	Industry	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	178	5,099,794	$ 3,311,787	65.3%	$ 272,892	68.9%	1.36x [(1)]
2.	Restaurants - Quick Service	211	653,991	297,129	5.9%	21,384	5.4%	2.92x
3.	Health and Fitness	15	969,041	204,048	4.0%	13,318	3.4%	2.42x
4.	Restaurants - Casual Dining	58	499,135	207,505	4.1%	13,284	3.3%	2.91x
5.	Grocery Stores	19	1,020,819	129,152	2.5%	9,895	2.5%	3.21x
6.	Automotive Equipment and Services	65	466,692	109,145	2.2%	8,382	2.1%	4.78x
7.	Movie Theaters	14	747,904	134,514	2.7%	7,810	2.0%	2.03x
8.	Home Goods and Leisure	14	542,666	98,242	1.9%	7,711	1.9%	4.00x
9.	Medical, Dental Office	55	283,307	80,117	1.6%	6,568	1.7%	3.94x
10.	Automotive Dealers	8	177,433	62,656	1.2%	5,345	1.3%	8.15x
11.	General Merchandise Stores	4	381,193	56,570	1.1%	4,054	1.0%	3.06x
12.	Entertainment	3	164,113	51,473	1.0%	3,966	1.0%	1.27x
13.	Building Materials	30	488,885	35,554	0.7%	3,538	0.9%	7.89x
14.	Educational Services	5	137,412	39,921	0.8%	3,020	0.8%	2.12x
15.	Car Washes	7	55,951	36,125	0.7%	2,892	0.7%	4.78x
16.	Miscellaneous Manufacturing	5	538,932	24,355	0.5%	2,046	0.5%	12.51x
17.	Sporting Goods	4	184,255	29,386	0.6%	1,922	0.5%	4.35x
18.	Dollar Stores	7	72,052	10,253	0.2%	721	0.2%	2.40x
19.	Legal Services	3	17,029	7,609	0.2%	681	0.2%	4.93x
20.	Drug Stores and Pharmacies	3	32,036	9,699	0.2%	590	0.1%	1.26x
21.	Other [(2)]	12	288,006	68,532	1.4%	6,550	1.6%	4.89x
22.	Vacant	25	732,863	65,901	1.2%	–	–%	–x
	Total	745	13,553,509	$ 5,069,673	100.0%	$ 396,569	100.0%	2.09x



Gadsden, AL



Chicago, IL

(1) See Note 1 on page 24 regarding TA rent coverage.
(2) Consists of miscellaneous businesses with an average investment of $5,711 per property.

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23

Net Lease Portfolio by Tenant (Top 10)

As of June 30, 2026
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.[1]	TravelCenters of America / Petro Stopping Centers	175	5,051,725	$ 3,270,106	64.5 %	$ 269,547	68.0 %	6.9	1.34x
2.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	1.9 %	7,711	1.9 %	1.2	4.00x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	6,347	1.6 %	9.0	3.28x
4.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	6,223	1.6 %	9.3	2.75x
5.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	4,088	1.0 %	8.8	5.24x
6.	Norms Restaurants, LLC	Norms	10	63,490	53,673	1.1 %	3,498	0.9 %	19.0	3.55x
7.	Automotive Remarketing Group, Inc.	America's Auto Auction	6	72,338	38,314	0.8 %	3,457	0.9 %	8.8	10.19x
8.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,345	0.8 %	2.5	3.11x
9.	Fleet Farm Group LLC	Fleet Farm	1	218,248	37,802	0.7 %	2,894	0.7 %	10.0	2.28x
10.	Heartland Dental, LLC	Heartland Dental	35	117,603	31,045	0.6 %	2,686	0.7 %	6.4	5.33x
	Subtotal, Top 10		275	7,121,026	3,789,673	74.7 %	309,796	78.1 %	7.0	1.71x
11.	Other[2]	Various	470	6,432,483	1,280,000	25.3 %	86,773	21.9 %	7.4	3.46x
	Total		745	13,553,509	$ 5,069,673	100.0 %	$ 396,569	100.0 %	7.1	2.09x

(1) TA is SVC's largest tenant. As of June 30, 2026, SVC leased 175 travel centers (131 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2033. TA has five renewal options for 10 years each for all of the travel centers under each lease. BP Corporation North America Inc. guarantees payment under each of the five master leases. The aggregate guaranty as of June 30, 2026 was $2,863,781. Annualized minimum rent amounts and the rent used to calculate rent coverage is based on the stated rent amounts in the lease and excludes the impact of rents prepaid by TA. Rent coverage was 1.29x, 1.35x, 1.47x, 1.45x and 1.20x for the TA leases no. 1, no. 2, no. 3, no. 4 and no. 5, respectively. Rent coverage is as of June 30, 2026.

(2) Consists of 175 tenants with an average investment of $2,723 per property and an average annual minimum rent of $185 per property.

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24

25RETURN TO TABLE OF CONTENTS Year (1) Number of Properties Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative Percent of Total Annualized Minimum Rent Expiring 2026 30 339,921 $ 3,951 1.0% 1.0% 2027 32 881,425 11,159 2.8% 3.8% 2028 21 589,589 9,583 2.4% 6.2% 2029 79 621,771 10,678 2.7% 8.9% 2030 38 311,201 7,310 1.8% 10.7% 2031 61 553,570 8,519 2.1% 12.8% 2032 38 313,776 5,296 1.3% 14.1% 2033 214 5,374,417 276,021 69.6% 83.7% 2034 22 289,885 5,825 1.5% 85.2% 2035 48 1,188,024 22,211 5.6% 90.8% 2036 30 443,842 7,736 2.0% 92.8% 2037 17 734,323 5,940 1.5% 94.3% 2038 6 44,484 1,209 0.3% 94.6% 2039 14 241,746 4,891 1.2% 95.8% 2040 33 223,031 6,039 1.5% 97.3% 2041 11 222,691 3,190 0.8% 98.1% 2042 1 5,775 160 — % 98.1% 2043 7 127,440 2,233 0.6% 98.7% 2044 2 93,010 278 0.1% 98.8% 2045 12 157,306 3,851 1.0% 99.8% 2046 1 6,500 216 0.1% 99.9 % Thereafter 3 56,919 273 0.1% 100.0 % Total 720 12,820,646 $ 396,569 100.0 % Weighted Average Lease Term 7.1 years 7.1 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of June 30, 2026 (dollars in thousands) Pineville, LA Deerfield Beach, FL

26RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 6/30/2026 3/31/2026 12/31/2025 9/30/2025 6/30/2025 Properties (end of period) 745 761 760 752 742 Vacant properties beginning of period 26 26 20 20 16 Vacant properties sold (3) (1) (1) (2) (2) Vacant properties leased (2) (1) — (2) — Lease terminations 4 2 7 4 6 Vacant properties end of the period 25 26 26 20 20 Percentage of properties leased 96.6% 96.6% 96.6% 97.3% 97.3 % Net Lease Portfolio - Occupancy Summary As of June 30, 2026 Wilmington, IL

27RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 17 18.3% 5,663 26.8% $ 1,880,583 40.4% $ 332,082 Sonesta Hotels & Resorts® Full Service Upscale 22 23.6% 7,208 34.1% 1,502,234 32.3% 208,412 Hyatt Place® Select Service Upscale 17 18.3% 2,107 10.0% 328,577 7.1% 155,945 Sonesta ES Suites® Extended Stay Upper Midscale 13 14.0% 1,726 8.2% 311,317 6.7% 180,369 Radisson® Hotels & Resorts Full Service Upscale 5 5.4% 1,149 5.4% 172,624 3.7% 150,238 Sonesta Simply Suites® Extended Stay Midscale 9 9.7% 1,388 6.6% 167,192 3.6% 120,455 Crowne Plaza® Full Service Upscale 1 1.1% 495 2.3% 127,765 2.7% 258,111 Sonesta Select® Select Service Upscale 7 7.5% 1,028 5.0% 118,270 2.5% 115,049 Country Inn & Suites® by Radisson Full Service Upper Midscale 2 2.1% 346 1.6% 46,269 1.0% 133,725 Total/Average Hotels 93 100.0% 21,110 100.0% $ 4,654,831 100.0% $ 220,504 Hotel Portfolio by Brand As of June 30, 2026 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - Retained & Exit Hotels* (Second Quarter)

SERVICE PROPERTIES TRUST

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Adjusted Hotel EBITDA		
			Three Months Ended June 30,			Three Months Ended June 30,			Three Months Ended June 30,			Three Months Ended June 30,		
Brand	No. of Hotels	No. of Rooms or Suites	2026	2025	Change	2026	2025	Change	2026	2025	Change	2026	2025	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	14	4,821	73.9 %	70.1 %	3.8 pts	$ 255.38	$ 247.20	3.3 %	$ 188.73	$ 173.26	8.9 %	$ 24,199	$ 22,332	8.4 %
Sonesta Hotels & Resorts®	18	6,040	69.2 %	68.2 %	1.0 pts	182.21	177.66	2.6 %	126.07	121.24	4.0 %	15,080	16,808	(10.3)%
Radisson® Hotels & Resorts	5	1,149	70.1 %	64.8 %	5.3 pts	158.75	153.03	3.7 %	111.25	99.22	12.1 %	2,398	985	143.5 %
Country Inn & Suites® by Radisson	2	346	73.6 %	70.1 %	3.5 pts	151.30	144.57	4.7 %	111.35	101.29	9.9 %	415	153	171.2 %
Crowne Plaza®	1	495	77.1 %	67.8 %	9.3 pts	141.46	133.49	6.0 %	109.00	90.45	20.5 %	1,675	776	115.9 %
Full Service Total/Average	40	12,851	71.5 %	68.7 %	2.8 pts	205.98	199.61	3.2 %	147.19	137.05	7.4 %	43,767	41,054	6.6 %
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	81.4 %	80.3 %	1.1 pts	153.99	149.90	2.7 %	125.40	120.40	4.2 %	3,315	3,428	(3.3)%
Sonesta Select®	7	1,028	73.3 %	70.7 %	2.6 pts	138.00	136.48	1.1 %	101.22	96.54	4.8 %	2,633	2,485	6.0 %
Sonesta Simply Suites®	7	1,144	71.1 %	73.1 %	(2.0) pts	132.61	129.80	2.2 %	94.34	94.87	(0.6)%	3,196	3,648	(12.4)%
Hyatt Place®	17	2,107	77.2 %	74.3 %	2.9 pts	129.08	126.28	2.2 %	99.60	93.78	6.2 %	3,962	3,976	(0.4)%
Focused Service Total/Average	38	5,237	75.9 %	74.4 %	1.5 pts	136.39	133.60	2.1 %	103.49	99.43	4.1 %	13,106	13,537	(3.2)%
Retained Hotels Total/Average	**78**	**18,088**	**72.7 %**	**70.3 %**	**2.4 pts**	**$ 184.96**	**$ 179.38**	**3.1 %**	**$ 134.53**	**$ 126.16**	**6.6 %**	**$ 56,873**	**$ 54,591**	**4.2 %**
Exit Hotels														
Full Service														
Royal Sonesta Hotels®	3	842	63.3 %	57.2 %	6.1 pts	$ 184.66	$ 174.30	5.9 %	$ 116.98	$ 99.68	17.4 %	$ 104	$ 299	(65.2)%
Sonesta Hotels & Resorts®	4	1,168	54.2 %	55.7 %	(1.5) pts	95.09	98.49	(3.4)%	51.58	54.90	(6.1)%	(3,134)	(1,494)	(109.8)%
Full Service Total/Average	7	2,010	58.1 %	56.4 %	1.7 pts	136.03	130.72	4.1 %	78.97	73.66	7.2 %	(3,030)	(1,195)	(153.6)%
Extended Stay and Select Service														
Sonesta ES Suites®	6	768	77.9 %	74.2 %	3.7 pts	114.59	117.42	(2.4)%	89.31	87.13	2.5 %	1,188	1,379	(13.9)%
Sonesta Simply Suites®	2	244	77.6 %	78.7 %	(1.1) pts	83.04	82.50	0.6 %	64.41	64.92	(0.8)%	(58)	153	(137.9)%
Focused Service Total/Average	8	1,012	77.9 %	75.3 %	2.6 pts	107.01	108.62	(1.5)%	83.31	81.78	1.9 %	1,130	1,532	(26.2)%
Exit Hotels Total/Average	**15**	**3,022**	**64.7 %**	**62.7 %**	**2.0 pts**	**$ 124.33**	**$ 121.83**	**2.1 %**	**$ 80.43**	**$ 76.38**	**5.3 %**	**$ (1,900)**	**$ 337**	**n/m**
Retained & Exit Total/Average	**93**	**21,110**	**71.6 %**	**69.2 %**	**2.4 pts**	**$ 177.11**	**$ 171.92**	**3.0 %**	**$ 126.78**	**$ 119.03**	**6.5 %**	**$ 54,973**	**$ 54,928**	**0.1 %**

* Results of all hotels owned as of June 30, 2026, excluding the results of hotels sold by SVC during the periods presented.

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28

Hotel Operating Statistics by Service Level - Retained & Exit Hotels* (Year to Date)

SERVICE PROPERTIES TRUST

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Adjusted Hotel EBITDA		
			Six Months Ended June 30,			Six Months Ended June 30,			Six Months Ended June 30,			Six Months Ended June 30,		
Brand	No. of Hotels	No. of Rooms or Suites	2026	2025	Change	2026	2025	Change	2026	2025	Change	2026	2025	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	14	4,821	65.7 %	62.8 %	2.9 pts	$ 256.98	$ 250.89	2.4 %	$ 168.71	$ 157.60	7.1 %	$ 33,656	$ 33,145	1.5 %
Sonesta Hotels & Resorts®	18	6,040	65.6 %	61.3 %	4.3 pts	181.14	179.72	0.8 %	118.75	110.23	7.7 %	21,655	22,499	(3.8)%
Radisson® Hotels & Resorts	5	1,149	68.4 %	62.2 %	6.2 pts	160.13	153.53	4.3 %	109.48	95.44	14.7 %	4,346	838	n/m
Country Inn & Suites® by Radisson	2	346	68.8 %	62.9 %	5.9 pts	139.96	138.62	1.0 %	96.28	87.14	10.5 %	344	(342)	n/m
Crowne Plaza®	1	495	73.1 %	70.6 %	2.5 pts	140.90	141.95	(0.7)%	102.93	100.16	2.8 %	2,806	3,019	(7.1)%
Full Service Total/Average	40	12,851	66.2 %	62.4 %	3.8 pts	204.53	201.50	1.5 %	135.44	125.66	7.8 %	62,807	59,159	6.2 %
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	77.9 %	74.3 %	3.6 pts	154.89	151.29	2.4 %	120.66	112.38	7.4 %	6,044	5,734	5.4 %
Sonesta Select®	7	1,028	68.8 %	66.7 %	2.1 pts	131.74	132.91	(0.9)%	90.58	88.65	2.2 %	3,501	3,654	(4.2)%
Sonesta Simply Suites®	7	1,144	69.9 %	70.4 %	(0.5) pts	123.58	122.75	0.7 %	86.37	86.44	(0.1)%	4,967	5,981	(17.0)%
Hyatt Place®	17	2,107	72.0 %	68.5 %	3.5 pts	126.34	124.82	1.2 %	90.99	85.46	6.5 %	5,781	5,736	0.8 %
Focused Service Total/Average	38	5,237	72.0 %	69.6 %	2.4 pts	132.42	131.05	1.0 %	95.33	91.22	4.5 %	20,293	21,105	(3.8)%
Retained Hotels Total/Average	**78**	**18,088**	**67.9 %**	**64.5 %**	**3.4 pts**	**$ 182.39**	**$ 179.47**	**1.6 %**	**$ 123.83**	**$ 115.69**	**7.0 %**	**$ 83,100**	**$ 80,264**	**3.5 %**
Exit Hotels														
Full Service														
Royal Sonesta Hotels®	3	842	46.8 %	42.0 %	4.8 pts	$ 167.03	$ 161.45	3.5 %	$ 78.09	$ 67.79	15.2 %	$ (4,701)	$ (4,071)	(15.5)%
Sonesta Hotels & Resorts®	4	1,168	52.0 %	54.8 %	(2.8) pts	94.40	95.95	(1.6)%	49.06	52.62	(6.8)%	(5,749)	(2,449)	(134.7)%
Full Service Total/Average	7	2,010	49.8 %	49.5 %	0.3 pts	122.97	119.24	3.1 %	61.22	58.98	3.8 %	(10,450)	(6,520)	(60.3)%
Extended Stay and Select Service														
Sonesta ES Suites®	6	768	70.6 %	67.7 %	2.9 pts	109.73	113.51	(3.3)%	77.44	76.84	0.8 %	1,094	1,455	(24.8)%
Sonesta Simply Suites®	2	244	70.1 %	77.1 %	(7.0) pts	81.57	79.92	2.1 %	57.15	61.58	(7.2)%	(321)	44	n/m
Focused Service Total/Average	8	1,012	70.5 %	70.0 %	0.5 pts	102.97	104.59	(1.5)%	72.55	73.16	(0.8)%	773	1,499	(48.4)%
Exit Hotels Total/Average	**15**	**3,022**	**56.7 %**	**56.3 %**	**0.4 pts**	**$ 114.65**	**$ 113.15**	**1.3 %**	**$ 65.01**	**$ 63.73**	**2.0 %**	**$ (9,677)**	**$ (5,021)**	**(92.7)%**
Retained & Exit Total/Average	**93**	**21,110**	**66.3 %**	**63.3 %**	**3.0 pts**	**$ 174.09**	**$ 171.02**	**1.8 %**	**$ 115.40**	**$ 108.25**	**6.6 %**	**$ 73,423**	**$ 75,243**	**(2.4)%**

* Results of all hotels owned as of June 30, 2026, excluding the results of hotels sold by SVC during the periods presented.

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29

30RETURN TO TABLE OF CONTENTS Appendix

Company Profile, Research Coverage and Governance Information

SERVICE PROPERTIES TRUST

The Company:
SVC is a REIT that owns service-focused retail net lease properties and hotels throughout the United States, including Puerto Rico, and Canada.

Management:
SVC is managed by The RMR Group (Nasdaq: RMR). RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. As of June 30, 2026, RMR had over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating CRE. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
(646) 885-5424
jmassocca@brileysecurities.com

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Wells Fargo Securities
Jack Armstrong
(212) 214-8022
jack.armstrong@wellsfargo.com

Ladenburg Thalmann & Co.
Floris van Dijkum
(212) 409-2075
FvanDijkum@ladenburg.com

Rating Agencies

Moody's Investors Service
Ilia Zaznov
(212) 335-7072
Ilia.zaznov@moodys.com

S&P Global
Diandra Prutton
(917) 231-4054
diandra.prutton@spglobal.com

Board of Trustees

Christopher J. Bilotto
Managing Trustee

Donna D. Fraiche
Lead Independent Trustee

Rajan C. Penkar
Independent Trustee

Laurie B. Burns
Independent Trustee

William A. Lamkin
Independent Trustee

Adam D. Portnoy
Chair of the Board & Managing Trustee

Robert E. Cramer
Independent Trustee

Officers

Christopher J. Bilotto
President and Chief Executive Officer

Brian E. Donley
Chief Financial Officer and Treasurer

Jesse W. Abair
Vice President

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31

Calculation of FFO, Normalized FFO and CAD

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

		For the Three Months Ended					For the Six Months Ended	
		6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Net loss		$ (223,838)	$ (151,178)	$ (782)	$ (46,945)	$ (38,159)	$ (375,016)	$ (154,594)
Add (Less):	Depreciation and amortization	77,083	75,843	76,380	74,453	75,030	152,926	164,130
	Loss on asset impairment (4)	189,097	28,095	101	27,067	17,654	217,192	54,721
	Loss (gain) on sale of real estate, net (5)	383	(1,355)	(58,372)	(25,256)	156	(972)	(590)
	Adjustments to reflect SVC's share of FFO attributable to an investee	1,217	1,268	1,146	1,113	1,182	2,485	2,382
FFO		43,942	(47,327)	18,473	30,432	55,863	(3,385)	66,049
Add (Less):	Loss on early extinguishment of debt, net (6)	9,383	51,871	2,368	529	–	61,254	–
	Transaction related costs (3)	463	2,509	10,559	2,683	1,345	2,972	1,456
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	1,236	392	2,370	266	395	1,628	934
	Deferred tax liability	–	–	(6,235)	–	–	–	–
Normalized FFO		55,024	7,445	27,535	33,910	57,603	62,469	68,439
Add (Less):	Non-cash revenues	(9,937)	(9,225)	(9,847)	(10,142)	(10,624)	(19,162)	(22,829)
	Non-cash interest expense	18,822	18,849	18,665	9,092	9,900	37,671	18,580
	Non-cash expenses	(166)	(1,029)	(829)	(246)	(417)	(1,195)	(1,281)
	SVC's share of Normalized FFO attributable to an investee	(2,201)	1,341	(2,164)	(2,979)	(1,051)	(860)	1,157
	Principal amortization	(999)	(489)	(489)	(489)	(490)	(1,488)	(979)
	Recurring capital expenditures	(18,092)	(16,597)	(95,164)	(42,170)	(37,002)	(34,689)	(78,706)
CAD		$ 42,451	$ 295	$ (62,293)	$ (13,024)	$ 17,919	$ 42,746	$ (15,619)
Weighted average common shares outstanding (basic and diluted)		128,085	33,279	33,270	33,217	33,148	80,944	33,135
Basic and diluted per common share amounts:								
Net loss		$ (1.75)	$ (4.54)	$ (0.02)	$ (1.41)	$ (1.15)	$ (4.63)	$ (4.67)
FFO		$ 0.34	$ (1.42)	$ 0.56	$ 0.92	$ 1.69	$ (0.04)	$ 1.99
Normalized FFO		$ 0.43	$ 0.22	$ 0.83	$ 1.02	$ 1.74	$ 0.77	$ 2.07
CAD		$ 0.33	$ 0.01	$ (1.87)	$ (0.39)	$ 0.54	$ 0.53	$ (0.47)

See accompanying notes on page 35.

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32

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

SERVICE PROPERTIES TRUST

(dollars in thousands)

		For the Three Months Ended					For the Six Months Ended	
		6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Net loss		$ (223,838)	$ (151,178)	$ (782)	$ (46,945)	$ (38,159)	$ (375,016)	$ (154,594)
Add (Less):	Interest expense	87,655	96,547	101,642	107,776	102,679	184,202	204,196
	Income tax expense (benefit)	(132)	1,181	(12,270)	253	457	1,049	1,300
	Depreciation and amortization	77,083	75,843	76,380	74,453	75,030	152,926	164,130
EBITDA		(59,232)	22,393	164,970	135,537	140,007	(36,839)	215,032
Add (Less):	Loss on asset impairment [4]	189,097	28,095	101	27,067	17,654	217,192	54,721
	(Gain) loss on sale of real estate, net [5]	383	(1,355)	(58,372)	(25,256)	156	(972)	(590)
	Adjustments to reflect SVC's share of EBITDAre attributable to an investee	3,160	3,059	2,959	2,921	3,119	6,219	6,291
EBITDAre		133,408	52,192	109,658	140,269	160,936	185,600	275,454
Add (Less):	Loss on early extinguishment of debt, net [6]	9,383	51,871	2,368	529	–	61,254	–
	Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee	1,236	392	2,370	266	395	1,628	934
	Transaction related costs [3]	463	2,509	10,559	2,683	1,345	2,972	1,456
	General and administrative expense paid in common shares	1,351	488	688	1,271	1,100	1,839	1,753
Adjusted EBITDAre		$ 145,841	$ 107,452	$ 125,643	$ 145,018	$ 163,776	$ 253,293	$ 279,597

See accompanying notes on page 35.

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33

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels*

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Number of hotels	93	93	94	160	200	93	200
Room revenues	$ 243,574	$ 197,565	$ 224,880	$ 307,089	$ 323,884	$ 441,139	$ 590,323
Food and beverage revenues	53,980	48,282	50,877	46,780	57,040	102,262	105,473
Other revenues	22,517	18,728	20,702	23,707	23,481	41,245	43,572
Hotel operating revenues	320,071	264,575	296,459	377,576	404,405	584,646	739,368
Room expenses	76,054	67,112	83,366	105,891	104,077	143,166	197,986
Food and beverage expenses	44,338	40,305	41,870	41,552	44,447	84,643	84,766
Other direct and indirect expenses	109,047	104,777	119,528	138,108	135,128	213,824	266,040
Management fees	11,051	9,129	10,397	14,204	15,113	20,180	27,598
Real estate taxes, insurance and other	26,128	26,251	22,343	33,165	32,276	52,379	65,841
FF&E Reserves	1,822	1,556	1,194	1,675	1,737	3,378	3,856
Hotel operating expenses	268,440	249,130	278,698	334,595	332,778	517,570	646,087
Hotel EBITDA	51,631	15,445	17,761	42,981	71,627	67,076	93,281
Transaction related costs (3)	2,425	2,483	10,133	2,461	1,446	4,908	2,763
Adjusted Hotel EBITDA	$ 54,056	$ 17,928	$ 27,894	$ 45,442	$ 73,073	$ 71,984	$ 96,044
Adjusted Hotel EBITDA Margin	16.9 %	6.8 %	9.4 %	12.0 %	18.1 %	12.3 %	13.0 %
Hotel operating expenses (GAAP)	$ 264,654	$ 242,644	$ 263,431	$ 328,358	$ 328,913	$ 507,298	$ 634,753
Add (Less):							
Transaction related costs (3)	2,425	2,483	10,133	2,461	1,446	4,908	2,763
Adjustments for guaranty fundings and (replenishments), net (2)	(1,082)	1,826	3,319	1,480	61	744	3,473
FF&E Reserves from managed hotel operations	1,822	1,556	1,194	1,675	1,737	3,378	3,856
Other (7)	621	621	621	621	621	1,242	1,242
Hotel operating expenses	$ 268,440	$ 249,130	$ 278,698	$ 334,595	$ 332,778	$ 517,570	$ 646,087

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 35.

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34

35RETURN TO TABLE OF CONTENTS Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, Hotel EBITDA and Adjusted Hotel EBITDA (dollars in thousands) (1) SVC increased rental income by $1,878 and $2,683 for the three months ended June 30, 2026 and 2025, respectively, and increased rental income by $3,309 and $6,561 for the six months ended June 30, 2026 and 2025, respectively, to record scheduled rent changes under certain of its leases on a straight line basis. (2) When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net change to hotel operating expenses was an increase of $1,082 and a decrease of $744 for the three and six months ended June 30, 2026, respectively, and the net change to hotel operating expenses was a decrease of $61 and $3,473 for the three and six months ended June 30, 2025, respectively. (3) Transaction related costs for the three and six months ended June 30, 2026 of $463 and $2,972, respectively, primarily consist of costs related to the sale of certain hotels, partially offset by the recovery of deposits associated with certain previously terminated hotel sales. Transaction related costs for the three and six months ended June 30, 2025, of $1,345 and $1,456, respectively, primarily consist of costs related to renovation of certain hotels, partially offset by the recovery during the three months ended March 31, 2025 of a working capital reserve related to SVC’s former agreement with Marriott International, Inc. previously deemed uncollectable and expensed in 2021. (4) SVC recorded a loss on asset impairment for the three and six months ended June 30, 2026 of $189,097 and $217,192, respectively, to reduce the carrying value of one net lease property and six hotels in the three month period, and 22 net lease properties and 13 hotels in the six month period, to their estimated fair value less costs to sell. SVC recorded a loss on asset impairment for the three and six months ended June 30, 2025 of $17,654 and $54,721, respectively, to reduce the carrying value of two net lease properties and 17 hotels in both periods, to their estimated fair value less costs to sell. (5) SVC recorded a (loss) gain on sale of real estate for the three and six months ended June 30, 2026 of $(383) and $972, respectively, in connection with the sales of 17 net lease properties in the three month period, and 19 net lease properties and one hotel in the six month period. SVC recorded a (loss) gain on sale of real estate for the three and six months ended June 30, 2025 of ($156) and $590, respectively, in connection with the sales of three net lease properties and four hotels in the three month period, and seven net lease properties and six hotels in the six month period. (6) SVC recorded a net loss on early extinguishment of debt during the three and six months ended June 30, 2026 of $9,383 and $61,254, respectively, in connection with make-whole premiums and the write off of unamortized deferred financing costs and discounts relating to the early redemptions of certain previously outstanding unsecured senior notes. (7) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended June 30, 2026 and 2025, related to this liability, and $1,242 for each of the six months ended June 30, 2026 and 2025, related to this liability.

Non-GAAP Financial Measures and Certain Definitions

SERVICE PROPERTIES TRUST

Non-GAAP Financial Measures

SVC presents certain "non-GAAP financial measures" within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, CAD, EBITDA, EBITDAre and Adjusted EBITDAre, NOI, Cash Basis NOI, Hotel EBITDA and Adjusted Hotel EBITDA. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of its properties.

FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 32. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 32. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy SVC's REIT distribution requirements, limitations in its debt agreements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and SVC's dividend yield compared to the dividend yields of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.

Cash Available for Distribution: SVC calculates cash available for distribution, or CAD, as shown on page 32. SVC defines CAD as Normalized FFO minus SVC's proportionate share of Normalized FFO from its equity method investment, plus operating cash flow distributions from its equity method investment, if any, less real estate related capital expenditures and adjusted for other non-cash and nonrecurring items. CAD is among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other real estate companies and REITs may calculate CAD differently than SVC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 33. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDA*re* attributable to an investee. In calculating Adjusted EBITDA*re*, SVC adjusts for the items shown on page 33. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than SVC does.

NOI and Cash Basis NOI: The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to SVC's property level results of operations. SVC calculates NOI, as rental income on its net lease properties, less net lease operating expenses as presented in its condensed consolidated statements of income (loss) in accordance with GAAP. NOI excludes depreciation and amortization. SVC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SVC calculates NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SVC does.

Hotel EBITDA and Adjusted Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of SVC's hotels. SVC believes that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as a key measure of the profitability of its hotel operations.

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37RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Other Definitions Adjusted Hotel EBITDA Margin: Adjusted Hotel EBITDA as a percentage of hotel operating revenues. Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. ADR: ADR (average daily rate) represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA. Cash Cap Rate: Represents the ratio of the in place annual minimum cash rent divided by the purchase price. Chain Scale: As characterized by STR Inc., a data benchmark and analytics provider for the lodging industry. Chain Scale segments are grouped primarily according to average room rates. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on June 30, 2026 and were open and operating for the entirety of the periods being compared. There were no non-comparable hotels in the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets of properties held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Earnings and Adjustments Attributable to an Investee: Represents SVC's proportionate share from its equity investment in Sonesta. Exit Hotels: Exit Hotels represents one hotel sold in July 2026 and 14 hotels managed by Sonesta that are currently under agreement or being marketed for sale. FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. GAAP: is U.S. generally accepted accounting principles. GAAP Cap Rate: Represents the ratio of the annual average minimum cash rent over the life of the lease term divided by the purchase price. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel Capital Improvements and FF&E Reserve Fundings: Generally include the replacement or upgrades of obsolete building components and expenditures that extend the useful life of existing assets or replacement of furniture, fixtures and equipment (FF&E).

38RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in SVC’s incentive threshold or owner’s priority returns. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Lease Related Costs: Generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Non-Cash Expenses: Non-cash expenses represent general and administrative expense paid in common shares and amortization of liabilities relating to SVC’s initial investment in Sonesta and its former investment in The RMR Group, Inc. Non-Cash Interest Expense: Non-cash interest expense represents amortization of debt issuance costs, discounts and premiums. Non-Cash Revenues: Non-cash revenues represent straight-line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Recurring Capital: Recurring Capital is capital expenditures excluding redevelopment and other activity. Redevelopment and Other Activities: Redevelopment and Other Activities generally include projects that reposition a property or result in new sources of revenue and other non-recurring capital expenditures. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Retained Hotels: Retained Hotels represents 53 hotels managed by Sonesta, 17 hotels managed by Hyatt Hotels Corporation, seven hotels managed by Radisson Hospitality, Inc. and one hotel managed by InterContinental Hotels Group, plc that SVC will continue to own after the Exit Hotels are sold. RevPAR: RevPAR (revenue per available room) represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Rolling Four Quarter CAD: Represents CAD for the preceding twelve-month period as of the respective quarter end date. SOFR: SOFR is the secured overnight financing rate. Sonesta: Sonesta is Sonesta Holdco Corporation and its subsidiaries. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation, including assets of properties held for sale. Weighted Average Lease Term: The average lease term in years weighted on annualized minimum rent.

39RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements regarding: SVC’s momentum in repositioning SVC and strengthening its cash flow through active asset management and capital markets initiatives; anticipated benefits from hotel renovations; SVC’s capital recycling strategy; continued performance improvement of SVC’s hotel properties, improving cash flow and creating value for SVC’s shareholders; SVC’s execution of additional hotel dispositions, including the expected timing thereof; and SVC's full year 2026 guidance and related assumptions, including with respect to the displacement as a result of hotel renovations. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: SVC's ability and the ability of SVC's tenants and managers to operate under unfavorable market and commercial real estate industry conditions due to, among other things, uncertainties surrounding interest rates and inflation, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; the ability of Sonesta to successfully operate the hotels it manages for SVC; SVC’s ability to repay or refinance its debts as they mature or otherwise become due; SVC’s ability to sell properties at prices it targets, and the timing of such sales; SVC’s ability to raise or appropriately balance the use of debt or equity capital; continued availability of borrowings under SVC’s revolving credit facility is subject to SVC satisfying certain financial covenants and other credit facility conditions; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and the VFN; SVC's ability to pay interest on and principal of its debt; whether and the extent to which SVC’s tenants and managers will pay the contractual amounts of returns, rents or other obligations due to SVC; the impact of changes in U.S. and foreign government administrative policies, including the imposition of or increases in tariffs and changes to existing trade agreements, on macroeconomic conditions, supply chains and the cost of products SVC’s operators use, and on the results of operations of SVC’s operators and SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's tenants and managers operate, particularly in those markets in which SVC's properties are located; potential defaults under SVC’s leases and management agreements by its tenants and managers; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to net lease tenants and hotel guests; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to acquire properties that realize its targeted returns; SVC’s ability to identify properties that it wants to acquire or to negotiate acceptable purchase prices, acquisition financing terms, management agreements or lease terms for new properties, or ability to complete acquisitions; SVC's ability to increase rents at its net leased properties as SVC's leases expire and hotel room rates in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain net lease property and hotel room occupancy at its properties; SVC’s ability to engage and retain qualified tenants and managers for its net lease properties and hotels on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by and SVC's ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements